                          UNDERWRITING AGREEMENT


                                 Between


                          MFC MERCHANT BANK S.A.


                                    and


                       EURO TRADE & FORFAITING, INC.


                                   Dated


                             November 14, 2000

                              TABLE OF CONTENTS

UNDERWRITER'S FEE AND EXPENSES.........................................1
SUBSTITUTED PURCHASERS.................................................1
TERMS AND CONDITIONS...................................................2
1.     Definitions.....................................................2
2.     Representations and Warranties of the Company...................4
3.     Covenants of the Company........................................6
4.     Material Changes................................................7
5.     Due Diligence...................................................8
6.     Indemnity and Contribution......................................8
7.     Conditions of Closing..........................................10
8.     Closing Procedures.                                            11
9.     Expenses of Issue..............................................12
10.    Termination....................................................12
11.    Underwriter's Obligations......................................12
12.    Miscellaneous..................................................14
SCHEDULE 1...........................................................1-1
SCHEDULE 2...........................................................2-1

                           UNDERWRITING AGREEMENT


                                                         November 14, 2000


EURO TRADE & FORFAITING, INC.
42 Brook Street
London, England
W1Y 1YB


Dear Sirs:


     MFC Merchant Bank S.A. (the "Underwriter") hereby offers to purchase from Euro Trade & Forfaiting, Inc. (the "Company") and the Company by its acceptance hereof agrees to create, issue and sell to the Underwriter securities underlying a total of 8,500,000 units (the "Units") for a purchase price (the "Purchase Price") of $1.35 per Unit. Each Unit is comprised of one common share in the capital of the Company (a "Share") and one share purchase warrant (a "Warrant"). Each Warrant will entitle the holder thereof to purchase one further Share for a purchase price of $1.35 which Warrant shall be exercisable for a period of five years from the date of issuance. The agreement made by the Company's acceptance hereof is conditional upon and subject to the terms and conditions described below. Unless otherwise noted, any reference to dollars herein is to lawful currency of the United States.

                       Underwriter's Fee and Expenses

     In consideration of the Underwriter's agreement to purchase the Units and in return for the Underwriter's services in:

     (a)     acting as financial adviser to the Company; and

     (b) purchasing and distributing the Units in accordance with this Agreement,

the Company agrees to pay to the Underwriter at the Closing (as defined below) and in the manner specified in section 8 hereof, a fee (the "Underwriting Fee") per Unit purchased equal to $0.108 ($918,000 in aggregate). The Company further agrees to pay to the Underwriter, in the manner specified in section 8 hereof, a fee (the "Warrant Fee") per Warrant exercised equal to $0.108 ($918,000 in aggregate if all Warrants are exercised).

     Whether or not the transactions contemplated herein are completed, unless they are not completed by reason of a breach by the Underwriter of its obligations hereunder, the Company will pay forthwith upon receiving an account or accounts therefor, all expenses incurred by the Underwriter in connection with the transactions and procedures contemplated by this Agreement, including all legal fees incurred by the Underwriter.


Substituted Purchasers

     Although this offer is made by the Underwriter as purchaser as herein provided, the Underwriter will endeavour prior to the Closing Date (as defined below) to arrange for qualified purchasers (which, together with the Underwriter, are sometimes collectively referred to herein as the "Substituted Purchasers") for the Units on a "private placement" basis. Substituted Purchasers may include associates or affiliates of the Underwriter (as such terms are defined under Rule 405 of the General Rules and Regulations of the Securities Act (as defined below)).

     It is understood and agreed that the obligations of the Underwriter hereunder will not be discharged or reduced by any substitution of purchasers except in respect of payment of the Purchase Price for the Units and then only to the extent that the Substituted Purchasers pay at the Closing the Purchase Price for each Unit subscribed for by them.

     It is further understood that the Underwriter (A) will offer to sell the Units (the "Exempt Resales") only to, and will solicit offers to buy the Units only from purchasers that the Underwriter reasonably believes are Qualified Institutional Buyers or non U.S. Persons outside the United States in reliance upon Regulation S provided that no Exempt Resales are made in Canada (each, a "Regulation S Investor"), (B) acknowledges and agrees that, in the case of such Qualified Institutional Buyers or Regulation S Investors such Shares or Warrants underlying the Units, or Shares underlying the Warrants, will not have been registered under the Securities Act and may be resold, pledged or otherwise transferred only
(x)(I) to a person whom the seller reasonably believes is a Qualified Institutional Buyer purchasing for its own account or for the account of a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A, (II) in an offshore transaction (as defined in Rule 902 under the Securities Act) meeting the requirements of Rule 904 under the Securities Act, (III) in a transaction meeting the requirements of Rule 144 under the Securities Act, (IV) to an institutional "Accredited Investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (an "Accredited Investor") that, prior to such transfer, furnishes to the Company an opinion of counsel or other documentation containing certain representations and agreements relating to the registration or transfer of the Shares and Warrants underlying the Units, or Shares underlying the Warrants, that such transfer is in compliance with the Securities Act, or (V) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (y) to the Company, (z) pursuant to an effective registration statement under the Securities Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (C) that the holder will, and each subsequent holder is required to, notify any purchaser of the security evidenced thereby of the resale restrictions set forth in (B) above. Each Substituted Purchaser will enter into a Subscription Agreement (as defined below) with the Company. The Underwriter will notify the Company with respect to the identities of Substituted Purchasers in sufficient time to allow the Company to comply with all applicable regulatory requirements, all requirements under the Securities Laws (as defined below) to be complied with by the Company as a result of the offering and sale of the Units to such Substituted Purchasers on a "private placement" basis.

     The Company and the Underwriter shall use their best efforts to file or cause to be filed all forms, documents and undertakings required to be filed by the Company and the Substituted Purchasers, respectively, in connection with the purchase and sale of the Units and the Underwriter will use its best efforts to cause Substituted Purchasers to complete and file any requisite forms. Neither the Company nor the Underwriter shall provide to prospective Substituted Purchasers an "offering memorandum" within the meaning of that term under the Securities Laws or do anything which would require the Company or the Underwriter to provide such an "offering memorandum" to them.


                            Terms and Conditions

     The foregoing offer is subject to the following terms and conditions which, by accepting this offer, the Company shall be deemed to have agreed to fulfil and carry out insofar as such terms and conditions are required to be complied with by the Company or which relate to matters within the control of the Company:

1.   Definitions.

     As used in this Agreement, unless the context otherwise requires:

     (a) "Closing" means the completion of the issue and sale by the Company and the purchase by the Underwriter or Substituted Purchasers of the Units pursuant to this Agreement;

     (b) "Closing Date" means such date as the Company and the Underwriter may agree but in any event no later than November 14, 2000;

     (c) "Closing Time" means 9:00 a.m. (Geneva, Switzerland time) on the Closing Date or such other time on the Closing Date as the Company and the Underwriter may agree;

     (d) "material" means material in relation to the Company and its subsidiary considered on a consolidated basis;

     (e) "material change" means any change in the business, operations, assets, liabilities, ownership or capital of the Company and its subsidiary considered on a consolidated basis that would reasonably be expected to have a significant effect on the market price or value of the Shares underlying the Units and includes a decision to implement such a change made by the board of directors of the Company or by senior management of the Company who believe that confirmation of the decision by the board of directors is probable;

     (f) "material fact" means any fact that significantly affects or would reasonably be expected to have a significant effect on the market price or value of the Shares underlying the Units;

     (g) "misrepresentation" means an untrue statement of a material fact or an omission to state a material fact that is required to be stated or is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made;

     (h) "Qualified Institutional Buyer" shall have the meaning attributed thereto in Rule 144A;

     (i)     "Regulation S" means Regulation S under the Securities Act;

     (j)     "Rule 144A" means Rule 144A under the Securities Act;

     (k) "SEC" means the Securities and Exchange Commission of the United States;

     (l) "Securities Act" means the Securities Act of 1933, as amended, of the United States;

     (m) "Securities Laws" means the applicable securities laws of the United States and the respective regulations, forms and rules thereunder;

     (n) "Shares" means the common shares in the capital of the Company;

     (o) "Subscription Agreement" means the agreement to be entered into between each Substituted Purchaser and the Company substantially in the form of Schedule 2 hereto;

     (p) "subsidiary" has the meaning ascribed to it under Rule 405 of the General Rules and Regulations of the Securities Act;

     (q) "Term Sheet" means the term sheet in the form of Schedule 1 hereto;

     (r) "United States" means the United States of America as that term is defined in Regulation S;

     (s) "Units" means the units of the Company being offered hereunder and comprised of one Share and one Warrant;

     (t) "U.S. Person" means a U.S. Person as that term is defined in Regulation S; and

     (u) "Warrants" means the share purchase warrants of the Company which entitle the holder thereof to purchase one Share for each Warrant held at a purchase price of $1.35 for a period of five years from their date of issuance.

2.   Representations and Warranties of the Company.

     By accepting this offer the Company represents and warrants to and covenants and agrees with the Underwriter as follows:

     (a) the Company's audited annual consolidated financial statements and annual report on Form 10-K for the year ended June 30, 2000, all material change reports and all quarterly reports issued by the Company subsequent to June 30, 2000 were, at their respective dates of issue or publication, true and correct in all material respects and were prepared in accordance with and complied with the laws, regulations and rules applicable thereto;

     (b) no press release issued by the Company subsequent to June 30, 2000 contains a misrepresentation;

     (c) there has been no adverse material change in relation to the Company and its subsidiary since June 30, 2000 and no material adverse fact exists in relation to the Shares underlying the Units and Warrants which has not been generally disclosed;

     (d) the authorized capital of the Company consists of 50,000,000 common shares with a par value of $0.001 of which 16,945,224 Shares are issued and outstanding on the date hereof as fully paid and non-assessable shares;

     (e) Euro Trade & Forfaiting Company Limited is the only subsidiary of the Company and is a wholly-owned subsidiary of the Company and is organized pursuant to the laws of England;

     (f) the shares of the subsidiary held directly or indirectly by the Company are all owned free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims and demands whatsoever, except as previously disclosed by the Company to the Underwriter;

     (g) each of the Company and its subsidiary has been duly incorporated and is validly subsisting and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as now conducted, to own, lease and operate its properties and assets and to carry out the provisions hereof;

     (h) each of the Company and its subsidiary is conducting its usiness in material compliance with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on that are material to the business of the Company and the subsidiary taken as a whole, and is duly licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its property or carries on business to enable its business to be carried on as now conducted and its property and assets to be owned, leased and operated and all such licences, registrations and qualifications are valid and subsisting and in good standing, except in respect of matters which do not and will not result in any material adverse change to the business, business prospects or condition (financial or otherwise) of the Company and the subsidiary, taken as a whole;

     (i) the outstanding Shares are quoted on the OTC Bulletin Board in the United States;

     (j) except as previously disclosed by the Company to the Underwriter, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the issue or allotment of any unissued Shares or any other security convertible into or exchangeable for any such Shares or to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding shares;

     (k) none of the execution and delivery of this Agreement and the Subscription Agreements, nor the fulfilment of the terms hereof and thereof, nor the issue and sale of the Shares or Warrants underlying the Units nor the issue, sale or distribution thereof by the Company as provided for in this Agreement conflicts with or will conflict with or results or will result in a breach of any of the terms, conditions or provisions of the constating documents of the Company, resolutions of its shareholders and directors, or, any material licence or permit issued to the Company or any material agreement or instrument to which the Company is a party;

     (l) except as previously disclosed by the Company to the Underwriter, there are no actions, suits, proceedings or investigations, whether on behalf of or against the Company or the subsidiary pending, or, to the knowledge of the Company and its directors and officers, threatened, against or affecting the Company or the subsidiary, at law or in equity, before or by any federal, state, municipal or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may in any way materially adversely affect the Company or the subsidiary or the condition (financial or otherwise) of the Company and the subsidiary, taken as a whole, or which questions the validity of the issuance and sale of the Shares or Warrants underlying the Units, or any action taken or to be taken by the Company pursuant to or in conjunction with this Agreement;

     (m) the auditors of the Company who audited the annual consolidated financial statements of the Company for the year ended June 30, 2000 and delivered their report with respect thereto are independent public accountants;

     (n) each of the Company and its subsidiary has filed all federal, state, local and foreign tax returns that are required to be filed or has requested extensions therefor (except in any case in which the failure so to file would not have a material adverse effect on the assets and properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and the subsidiary, taken as a whole) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith;

     (o) each of the Company and its subsidiary has established on its books and records reserves that are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Company or the subsidiary, except for taxes not yet due and there are no audits known by the Company's management to be pending of the tax returns of the Company or the subsidiary (whether federal, state, local or foreign) and there are no claims which have been or may be asserted relating to any such tax returns, which audits and claims, if determined adversely, would result in the assertion by any governmental agency of any deficiency that would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company or the subsidiary;

     (p) neither the Internal Revenue Service of the United States nor any other foreign taxation authority has asserted or, to the best of the Company's knowledge, threatened to assert any assessment, claim or liability for taxes due or to become due in connection with any review or examination of the tax returns of the Company or the subsidiary (including, without limitation, any predecessor companies) filed for any year which would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company or the subsidiary; and

     (q) neither the Company nor its subsidiary nor to the best of the Company's knowledge any other party is in default in the observance or performance of any term or obligation to be performed by it under any material contract and no event has occurred which with notice or lapse of time or both would constitute such a default, in any case which default or event would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company or the subsidiary.


3.   Covenants of the Company.

    The Company covenants and agrees with the Underwriter as follows:

     (a) the Company will enter into a Subscription Agreement with each Substituted Purchaser who purchases Units;

     (b) unless it would be unlawful to do so, the Company will accept each duly executed Subscription Agreement within 3 business days of the agreement being submitted to it by the Underwriter;

     (c) the Company will take all steps necessary to comply with all regulatory requirements applicable to the offering and sale of the Shares and Warrants underlying the Units to the Underwriter and Substituted Purchasers on a "private placement basis";

     (d) on the Closing Date and upon receipt by the Company of payment in full for the Purchase Price the Company will have taken all necessary steps to duly and validly allot and issue the Shares and Warrants underlying the Units to the persons entitled thereto upon the terms described herein;

     (e) the Company will advise the Underwriter if a Warrant has been exercised as soon as practicable but in any event within three days; and

     (f) the Company will ensure that each certificate representing the Shares and each certificate representing the Warrants to be delivered to the persons entitled thereto upon the terms described herein shall bear the following legend:

THE SECURITIES EVIDENCED HEREBY WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITIES EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITIES EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITIES EVIDENCED HEREBY AGREES FOR THE BENEFIT OF EURO TRADE & FORFAITING, INC. (THE "COMPANY") THAT (A) SUCH SECURITIES MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON (AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (OTHER THAN IN CANADA OR TO OR FOR THE BENEFIT OF A RESIDENT OF CANADA PRIOR TO 90 DAYS FOLLOWING THE ORIGINAL ISSUE OF THE SECURITIES, EXCEPT PURSUANT TO A PROSPECTUS QUALIFYING THE SECURITIES FOR SALE UNDER THE SECURITIES LAWS OF ANY PROVINCE OR TERRITORY OF CANADA OR AN EXEMPTION FROM THE PROSPECTUS REQUIREMENTS UNDER SUCH SECURITIES

LAWS), (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER FURNISHES THE COMPANY A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE SECURITIES (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE COMPANY), OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON THE OPINION OF COUNSEL TO THE COMPANY, IF SO REQUESTED), (2) TO THE COMPANY, OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITIES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

4.   Material Changes.

     Prior to the Closing Date the Company shall promptly notify the Underwriter in writing if, prior to termination of the distribution of the Units, there shall occur any material change or change in a material fact (in either case whether actual, anticipated, contemplated or threatened and other than a change or fact relating solely to the Underwriter) or any event or development involving a prospective material change or a change in a material fact or any other change in any or all of the business, affairs, operations, assets (including information or data relating to the estimated value or book value of assets), liabilities (contingent or otherwise), capital, ownership, control, management or prospects of the Company or its subsidiary. However, the Company shall not be required to notify the Underwriter of external political, economic and social developments, unless such developments will have an effect on the Company which is uncharacteristic of its effect on other companies in the same industry. Prior to the Closing Date the Company shall promptly notify the Underwriter in writing with full particulars of any such actual, anticipated, contemplated, threatened or prospective change and the Company shall, to the reasonable satisfaction of the Underwriter, file promptly and, in any event, within all applicable time limitation periods with the SEC a material change report as may be required under all applicable Securities Laws and shall comply with all other applicable filing and other requirements under the Securities Laws and the laws of such other jurisdictions. Prior to the Closing Date the Company shall not file any such material change report without first obtaining the written approval of the form and content thereof by the Underwriter, which approval shall not be unreasonably withheld, and the Company's request for such approval shall be considered and replied to by the Underwriter in sufficient time to enable the Company to comply with any time period required by law, provided that the Company shall not be required to file a registration statement in the United States of America or otherwise register or qualify the Shares underlying the Units or the Shares underlying the Warrants for distribution and provided further that nothing herein shall prevent the Company from complying fully with its disclosure obligations under the Securities Laws. The Company shall in good faith discuss with the Underwriter as promptly as possible any circumstance or event which is of such a nature that there is or ought to be consideration given as to whether there may be a material change or change in a material fact or other change described in this section 4.


5.   Due Diligence.

     From the date hereof until the Closing Date, the Company shall at all times allow the Underwriter and its representatives to conduct all due diligence investigations and examinations which the Underwriter may reasonably require in order to fulfil its obligations as underwriter.


6.   Indemnity and Contribution.

6.1 By accepting this offer the Company agrees to indemnify and hold harmless the Underwriter and its directors, officers, shareholders, employees and agents (each an "Indemnified Party") against all losses (other than a loss of profits in connection with the sale of the Units), payments, fees, claims, damages, liabilities, costs and expenses (and claims, actions, suits or proceedings in respect thereof) caused by or arising directly or indirectly from:

     (a) any breach of or default under any representation, warranty, covenant or agreement of the Company contained in this Agreement;

     (b) any order made or inquiry, investigation or proceeding commenced or threatened by the SEC or other competent authority which prevents or restricts trading in or the distribution of the Shares or Warrants underlying the Units;

     (c) the Company breaching any representation or warranty or not complying with any covenant or agreement contained herein or in the Subscription Agreements or not complying with any requirement of applicable Securities Laws;

     (d) the exercise by any Substituted Purchaser (other than the Underwriter) of any contractual or statutory right of rescission in connection with the purchase of Units; or

     (e) any failure of the Company to pay any tax properly payable by the Company in connection with the distribution of the Units.

6.2 If any action or claim shall be brought against any Indemnified Party in respect of which indemnity is sought from the Company pursuant to the provisions of this section 6, the Indemnified Party shall promptly notify the Company in writing and the Company shall assume the defence thereof, including the employment of counsel and the payment of all expenses. Each Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defence thereof but the fees and expenses of such counsel shall be at its expense unless:

     (a) the employment thereof has been specifically authorized by the Company in writing;

     (b) the Company has failed within a reasonable time after receipt of such written notice to assume the defence of such action on behalf of the Indemnified Party and employ counsel therefor; or

     (c) in the reasonable belief of the Indemnified Party there are defences available to such Indemnified Party which are required to be advanced by separate counsel because of an actual or potential conflict of interest or any similar reason.

6.3 The Company waives all right of contribution by statute or common law which it may have against any Indemnified Party in respect of losses, payments, fees, claims, damages or liabilities (or claims, actions, suits or proceedings in respect thereof) which it may sustain as a direct or indirect consequence of any misrepresentation in respect of which the Company has agreed to protect and indemnify such Indemnified Party as provided in paragraph 6.1.

6.4 If for any reason the indemnification provided for in paragraph 6.1 is unavailable, in whole or in part, to an Indemnified Party in respect of any losses, payments, fees, claims, damages, liabilities, costs or expenses (or claims, actions, suits or proceedings in respect thereof) referred to in paragraph 6.1, and subject to the restrictions and limitations referred to therein, the Company shall contribute to the amount paid or payable (or, if such indemnity is unavailable only in respect of a portion of the amount so paid or payable, such portion of the amount so paid or payable) by such Indemnified Party as a result of such losses (except for loss of profits in connection with the sale of the Units), payments, fees, claims, damages, liabilities, costs or expenses (or claims, actions, suits or proceedings in respect thereof):

     (a) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the sale of the Units; or

     (b) if the allocation provided by sub-paragraph (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in sub-paragraph (a) above but also the relative fault of the Company on the one hand and the Underwriter on the other hand in connection with the misrepresentation, breach, order, non-compliance or other matter or thing referred to in paragraph 6.1 which resulted in such losses, claims, damages, liabilities, costs or expenses (or claims, actions, suits or proceedings in respect thereof), as well as any other relevant equitable considerations.

6.5 For the purpose of paragraph 6.4 above, the relative benefits received by the Company on the one hand and the Underwriter on the other hand shall be deemed to be in the same proportion as the total proceeds from the sale of the Units (net of the fee payable to the Underwriter but before deducting expenses) received by the Company is to the underwriting fee received by the Underwriter pursuant to this Agreement. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the misrepresentation, breach, order, non-compliance or other matter or thing referred to in paragraph 6.1 which resulted in such losses, payments, fees, claims, damages, liabilities, costs or expenses (or claims, actions, suits or proceedings in respect thereof) relate to information supplied by or steps or actions taken or done by or on behalf of the Underwriter and the relative intent, knowledge, access to information and opportunity to correct or prevent such misrepresentation, breach, order, non-compliance or other matter or thing referred to in paragraph 6.1.
The amount paid or payable by an Indemnified Party as a result of such losses, payments, fees, claims, damages, liabilities, costs or expenses (or claims, actions, suits or proceedings in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such losses, payments, fees, claims, damages, liabilities, costs or expenses (or claims, actions, suits or proceedings in respect thereof), whether or not resulting in any such action, suit proceeding or claim.

6.6 No admission of liability and no settlement of any claims, actions, suits or proceedings in respect of any losses, payments, fees, claims, damages, liabilities, costs or expenses referred to in this section 6 shall be made without the consent of the Indemnified Parties affected, such consent not to be unreasonably withheld. No admission of liability shall be made by an Indemnified Party without the consent of the Company and the Company shall not be liable for any settlement of any such claim, action, suit or proceeding made without its consent, such consent not to be unreasonably withheld.

6.7 The Company acknowledges that the Underwriter will hold the rights of an Indemnified Party hereunder, other than the Underwriter, in trust for such Indemnified Party and that such rights may be enforced directly by such Indemnified Party or by the Underwriter on its behalf.

6.8 If any proceeding shall be brought against any Indemnified Party in respect of which indemnity is sought from the Company and the Underwriter is required to testify in connection therewith or is required to respond to procedures designed to discover information relating thereto, it will have the right to employ its own counsel in connection therewith, and the fees and disbursements of such counsel in connection therewith as well as its reasonable fees at the normal per diem rate for its directors, officers, employees and agents involved in preparation for and attendance at such proceedings or in so responding and any other reasonable costs and out-of-pocket expenses incurred by it in connection therewith will be paid by the Company as they are incurred.


6.9 The obligations under this section 6 shall apply whether or not the transactions contemplated by this Agreement are completed and shall survive the completion of the transactions contemplated under this Agreement and the termination of this Agreement.

7.   Conditions of Closing.

     The obligations of the Underwriter and any Substituted Purchasers to complete the purchase of Units as contemplated hereby shall be conditional upon the Underwriter being satisfied, acting reasonably, with the results of its due diligence investigations relating to the Company and upon the fulfilment at or before the Closing Time of the following conditions, which conditions the Company covenants to use its best efforts to fulfil or cause to be fulfilled prior to the Closing Time:

     (a) the execution and delivery of this Agreement and the Subscription Agreements and the creation and issuance of the Shares and Warrants underlying the Units shall have been duly authorized by all necessary corporate action;

     (b) all necessary consents and approvals with respect to the sale and issuance of the Shares and Warrants underlying the Units shall have been obtained;

     (c) the Underwriter shall have received certificates, in form and substance satisfactory to the Underwriter, stating that the Company is not in default under the Securities Laws;

     (d) the Underwriter shall have received a certificate addressed to it and to the Substituted Purchasers, dated as of the Closing Date, signed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, or such other officers of the Company as the Underwriter may accept, certifying on behalf of the Company to the effect that, except as has been generally disclosed at the date thereof:

          (i) there has not been any material adverse change since June 30, 2000 in relation to the Company and its subsidiary on a consolidated basis;

          (ii) since June 30, 2000 there have been no material transactions entered into by the Company or its subsidiary other than transactions in the ordinary course of business that would not constitute a material change;

          (iii) neither the Company nor any of its subsidiary has any undisclosed contingent liability that is material to the Company;

          (iv) no event of default under any agreement or instrument pursuant to which indebtedness of the Company or its subsidiary has been created, and no event which with the giving of notice or the passage of time, or both, would constitute an event of default under any such agreement or instrument, has occurred and is continuing and no default under any agreement or instrument to which the Company or its subsidiary is a party or subject will occur as a result of the issue, sale and distribution of the Shares and Warrants underlying the Units, the entry into of this Agreement and the Subscription Agreements or the performance by the Company of its obligations hereunder and thereunder;

          (v) there are no actions, suits or proceedings, whether on behalf of or against the Company or its subsidiary, pending or, to the knowledge of the Company, threatened against or affecting the Company or its subsidiary at law or in equity, before or by any court or federal, state, municipal or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may in any way materially adversely affect the Company and which are material to the Company;

          (vi) the representations and warranties of the Company contained herein and in the Subscription Agreements are true and correct and all the terms and conditions relating to the Company contained herein and required to be performed and complied with by the Company at the time of such certificate have been performed and complied with by the Company; and

          (vii) no order ceasing or suspending trading in securities of the Company or prohibiting the sale and issuance or distribution of the Shares or Warrants underlying the Units has been issued and no proceedings for such purpose are pending or, to the knowledge of the Company, threatened; and

     (e) as at the Closing Time, all covenants, agreements and obligations of the Company hereunder and under the Subscription Agreements required to be performed or complied with on or before the Closing Time shall have been so performed or complied with and all conditions required to be complied with by the Company shall have been complied with.

     The certificates described above required to be delivered at the Closing Time will also be addressed and delivered to such persons to whom the Underwriter may resell the Units after the Closing Time, provided they are identified at the Closing Time.


8.   Closing Procedures.

     Subject to the foregoing and as hereinafter provided, delivery of the definitive certificates representing the Share and Warrants underlying the Units purchased by the Underwriter and the Substituted Purchasers shall be made at Route de Malagnou, 53, 1211 Geneve 17, Switzerland, on the Closing Date or such other place, time or date as may be agreed upon by the Company and the Underwriter by delivery of a global certificate representing the Shares and a global certificate representing the Warrants each registered in the name of the Underwriter and, if so directed by the Underwriter, the Substituted Purchasers, against payment in lawful funds of the United States, by certified cheque, bank draft or wire transfer payable to the Company in the amount of the Purchase Price therefor, and at the same time and place and in the same manner payment shall be made by the Company to the Underwriter of the Underwriting Fee and Warrant Fee payable hereunder with payment of the Warrant Fee to be made within three days of any exercise of a Warrant.


9.   Expenses of Issue.

     Whether or not the transactions herein contemplated shall be completed and, subject as follows, all reasonable costs and expenses of and incidental to the issuance of the Shares and Warrants underlying the Units to the Substituted Purchasers and all other matters in connection with the transactions herein set out shall be borne by the Company, whether before or after Closing, including without limitation the cost of preparation and printing of any material change report, all costs and expenses in connection with translation of any document and of obtaining or complying with any exemptions from distribution under applicable Securities Laws, all costs and expenses in connection with the preparation and issue of the certificates for the Shares and the Warrants underlying the Units, the fees and disbursements of the Company's counsel, all local counsel and the expenses of the Underwriter described herein under "Underwriter's Fees and Expenses".


10.   Termination.

10.1  If at any time prior to the Closing:

     (a) there shall have occurred any material adverse change in relation to the Company or a development that could result in a material adverse change in relation to the Company; or

     (b) there shall have occurred any change in the applicable Securities Laws or any inquiry, investigation or other proceeding is made or any order is issued under or pursuant to any statute of the United States or any state thereof in relation to the Company or any of its securities (except for any inquiry, investigation or other proceeding or order based upon activities of the Underwriter and not upon activities of the Company), which, in the opinion of any Underwriter, prevents or restricts trading in or the distribution of the Shares underlying the Units or adversely affects or might reasonably be expected to adversely affect the investment quality or marketability of the Shares underlying the Units; or

     (c) if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law or regulation, which, in the opinion of the Underwriter, seriously adversely affects, or involves, or will seriously adversely affect or involve, the financial markets or the business, operations or affairs of the Company and its subsidiary taken as a whole; or

     (d) a cease trading order is made by the SEC or other competent authority by reason of the fault of the Company or its directors, officers and agents and such cease trading order is not rescinded within 48 hours, the Underwriter shall be entitled, to terminate and cancel its obligations under this Agreement and the obligations of any Substituted Purchaser under any Subscription Agreement by written notice to that effect given to the Company at the address shown in this Agreement prior to the Closing Time. In the event of any such termination, the Company's obligations under this Agreement to the Underwriter shall be at an end except for any liability of the Company provided for in sections 6 and 9 hereof.

11.   Underwriter's Obligations.

11.1 The Underwriter represents, warrants and covenants to the Company and agrees that:

     (i) the Underwriter is a Qualified Institutional Buyer, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Units;

     (ii) the Underwriter (A) is not acquiring the Units with a view to any distribution thereof that would violate the Securities
      Act or the securities laws of any state of the United States or any other applicable jurisdiction (B) will be reoffering and reselling the Shares and Warrants underlying the Units only to (i) QIBs in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A and (ii) to Regulation S Investors in offshore transactions in reliance upon Regulation S under the Securities Act; and

     (iii) No form of general solicitation or general advertising (within the meaning of Regulation D under the Securiites Act) has been or will be used by the Initial Purchaser or any of its representatives in connection with the offer and sale of the Units, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising or in any manner involving a public offering within the meaning of
     Section 4(2) of the Securities Act.

     (iv) The Underwriter further (A) agrees that it will offer to sell the Units only to, and will solicit offers to buy the Units only from purchasers that the Underwriter reasonably believes are Qualified Institutional Buyers or Regulation S Investors,
     (B) acknowledges and agrees that, in the case of such Qualified Institutional Buyers or Regulation S Investors such
     Shares or Warrants underlying the Units or Shares underlying the Warrants will not have been registered under the Securities Act and may be resold, pledged or otherwise transferred only (x)(I) to a person whom the seller reasonably believes is a Qualified Institutional Buyer purchasing for its own account or is purchasing for the account of a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A, (II) in an offshore transaction (as defined in Rule 902 under the Securities Act) meeting the requirements of Rule 904 under the Securities Act,
     (III) in a transaction meeting the requirements of Rule 144 under the Securities Act, (IV) to an institutional "Accredited Investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that, prior to such transfer, furnishes the Company an opinion of counsel or other documentation containing certain representations and agreements relating to the registration or transfer of the Shares and Warrants underlying the Units that such transfer is in compliance with the Securities Act, (V) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (y) to the Company, (z) pursuant to an effective registration statement under the Securities Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, and (C) that the holder will, and each subsequent holder is required to, notify any purchaser of the security evidenced thereby of the resale restrictions set forth in (B) above.

     (v) The Underwriter and its affiliates or any person acting on its or their behalf have not engaged or will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Units.

     (vi) The sale of the Units offered and sold by the Underwriter pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

     (vii) The Units offered and sold by the Underwriter pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions and will not be offered in Canada or to or for the benefit of a resident of Canada prior to 90 days following the original issue of the Shares and Warrants underlying the Units except pursuant to a prospectus qualifying the Shares and Warrants underlying the Units for sale under the securities laws of any province or territory of Canada or an exemption from the prospectus requirements under such security laws.

     (viii) The Underwriter agrees that (i) with respect to offers and sales outside the United States, it has complied and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers the Shares and Warrants underlying the Units or has in its possession any such other material and (ii) it has not offered or sold and will not offer or sell the Units in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Securities Act (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Units pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. The Underwriter agrees that, during such 40-day distribution compliance period, it will not cause any advertisement with respect to the Units (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Units, except such advertisements as permitted by and included in the statements required by Regulation S.

     (ix) The Underwriter agrees that, at or prior to confirmation of a sale of Units by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day distribution compliance period referred to in Rule 903(c)(2) under the Securities Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

     "The Securities covered hereby have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. Persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

12.  Miscellaneous.

12.1 All representations and warranties contained herein and all of the covenants and agreements of the Company herein, to the extent that they are required to be performed on or before Closing, shall be construed as conditions and any breach or failure to comply with any thereof shall entitle the Underwriter, at its option, in addition to and not in lieu of any other remedies the Underwriter has in respect thereof, to terminate and cancel its obligation to purchase the Units by written notice to that effect given to the Company prior to the Closing Time. It is understood that the Underwriter may waive in whole or in part or extend the time for compliance with any of such terms and conditions without prejudice to its rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Underwriter any such waiver or extension must be in writing and signed by it.

12.2 Any notice or other communication hereunder shall be in writing and shall unless herein otherwise provided be given by delivery to a responsible officer of the addressee or by telex or telecopier, if to the Company, addressed to its address appearing on the first page of this Agreement (Attention: President) (telecopier: (604) 683 3205), and if to the Underwriter addressed to: MFC Merchant Bank S.A., Route de Malagnou, 53, 1211 Geneve 17, Switzerland (Attention: Mr. Claudio Morandi) (telecopier: (41 22) 818 2930); and shall be deemed to have been given when actually delivered or when such notice should have reached the addressee in the ordinary course.

12.3 Time shall be of the essence of the foregoing offer and of the agreement resulting from the acceptance thereof.

12.4 The representations, warranties and agreements herein contained shall survive the purchase by the Underwriter and the Substituted Purchasers of the Units and shall continue in full force and effect unaffected by any subsequent disposition by the Substituted Purchasers of the Units.

12.5 This Agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile form, shall be deemed to be an original and all of which together shall constitute one and the same document.

12.6 The provisions herein contained constitute the entire agreement between the parties and supersede all previous communications, representations, understandings and agreements between the parties with respect to the subject matter hereof whether verbal or written.

     If the foregoing is in accordance with your understanding, will you please confirm your acceptance by signing the enclosed copies in the place indicated and by returning the same to us.

                                      Yours very truly,

                                      MFC MERCHANT BANK S.A.

                                      By:   /s/ Peter Jessop
                                            ----------------
                                            Peter Jessop

                                      By:   /s/ Jacques Frehner
                                            -------------------
                                            Jacques Frehner

The foregoing is in accordance with our understanding and is accepted and agreed to by us this 14th day of November, 2000.

EURO TRADE & FORFAITING, INC.


By:   /s/Slobodan Andjic
     -------------------
     Slobodan Andjic
                                  -15-

                               Schedule 1

                              TERM SHEET

           Summary of the Principal Terms of the Offering of
            Common Shares of Euro Trade & Forfaiting, Inc.
           --------------------------------------------------

Issuer:          Euro Trade & Forfaiting, Inc. (the "Company").

Issue: Units (the "Units") issued pursuant to private placement exemptions with each Unit comprised of one common share in the capital of the Company (a "Share") and one warrant (a "Warrant") entitling the holder thereof to acquire one further share for a purchase price of $1.35 which Warrant shall be exercisable for a period of five years from the date of issuance.

Size:            8,500,000 Units.

Amount:          $11,475,000.

Price:           $1.35 per Unit.

Commission:      $0.108 per Unit (8% of the gross proceeds of the Issue)
                 payable upon closing of the Issue and $0.108 per Warrant exercised payable upon exercise of the Warrant.

Net Proceeds
of the Issue:    $1.242 per Unit.

Sales:           United States and Europe.

Closing Date:    Such date or time as may be mutually agreed but in any
                 event no later than November 14, 2000.

Use of Proceeds: The net proceeds of the Issue will be used to fund working capital.

Transaction
Structure:       Private placement of Units under applicable exemptions
                 from prospectus and registration requirements.

Due Diligence:   The Underwriter will be given reasonable access to the
                 Company's corporate, financial and other records for the purposes of conducting additional due diligence in respect of the Issue. The Underwriter's obligation to complete the purchase of the Units on the Closing Date is conditional on the Underwriter being satisfied, acting reasonably, with the results of its due diligence.

Underwriter:     MFC Merchant Bank S.A.

Substituted
Purchasers:      Although the offer is made by the Underwriter as
                 purchaser, the Underwriter will endeavour prior to the Closing Date to arrange for qualified purchasers for the Units on a "private placement" basis which qualified purchasers may include associates and affiliates of the Underwriter.

                                   1-1

Other
Provisions:      The Underwriter's agreement to purchase the Shares is
                 subject to the Underwriter and the Company entering into a definitive underwriting agreement relating to the Shares in a form satisfactory to the Underwriter, such agreement to include terms and conditions as are customary in the circumstances including, without limitation, a material change clause, disaster out clause and an appropriate indemnity provision. The underwriting agreement will also contain standard representations and warranties by the Company and other terms and conditions as are customary and appropriate in the circumstances.

                                    1-2

                                Schedule 2

                          SUBSCRIPTION AGREEMENT

Please return a completed and duly executed copy of this Subscription Agreement to MFC Merchant Bank S.A., Route de Malagnou, 53, 1211 Geneve 17, Switzerland, Attention: Claudio Morandi (facsimile (41 22) 818 2930), as soon as possible. To properly complete this Agreement, you must:

1.   Complete this page.
2. Sign on page 13 and, if you are not an individual, be sure to clearly print your name and title.
--------------------------------------------------------------------------

Issuer:     Euro Trade & Forfaiting, Inc.   Issue:     Units with each
                                                       Unit comprised of
                                                       one common share
                                                       and one common
                                                       share purchase
                                                       warrant

Number of Units:
                              --------------------------------------------

Total Subscription Price:  $
                              --------------------------------------------

Name and Address of Subscriber:

Name:                            Address:
     -------------------------           ---------------------------------
                                         (Street Address)

                                         ---------------------------------
                                         (City and State or Country)

                                         ---------------------------------
                                         (Postal Code)

Alternate Registration Instructions: (If other than in the name of the Subscriber):

Name:                            Address:
     -------------------------           ---------------------------------
                                         (Street Address)

                                         ---------------------------------
                                         (City and State or Country)

                                         ---------------------------------
                                         (Postal Code)

Delivery Instructions: The name and address (including contact name and telephone number) of the person to whom the certificate representing the Shares and Warrants is to be delivered, if other than the Subscriber:

Name:                            Address:
     -------------------------           ---------------------------------
                                         (Street Address)

                                         ---------------------------------
                                         (City and State or Country)

                                         ---------------------------------
                                         (Postal Code)

                                     2-1

TO:  Euro Trade & Forfaiting, Inc.

1. Subscription. The undersigned (the "Purchaser") hereby tenders to Euro Trade & Forfaiting, Inc. (the "Company") this subscription offer which, upon acceptance by the Company, will constitute an agreement (the "Subscription Agreement") of the Purchaser to subscribe for, take up, purchase and pay for and, on the part of the Company, to issue and sell to the Purchaser, the number of Units set out on page 1 hereof (the "Purchaser's Shares") at the price (the "Purchase Price") of $1.35 per Unit (as hereinafter defined), all on the terms and subject to the conditions set forth in this Subscription Agreement. Each Unit is comprised of one common share and one common share purchase warrant. Unless otherwise noted, any reference to dollars herein is to lawful currency of the United States.

2. Underwriting Agreement. The Purchaser acknowledges that the Purchaser's Units will be issued in connection with the sale of an aggregate of 8,500,000 Units of the Company for an aggregate subscription price of $11,475,000 to be sold by the Company by private placement pursuant to an agreement (the "Underwriting Agreement") dated as of November 14, 2000 between the Company and MFC Merchant Bank S.A. ( the "Underwriter"). By its acceptance of this offer, the Company covenants, agrees and confirms that the Purchaser will have the benefit of all of the representations, warranties, covenants and conditions provided to or for the benefit of the Purchaser under the Underwriting Agreement.

3. Definitions. In this Subscription Agreement, unless the context otherwise requires:

     (a) "Business Day" means a day on which the Underwriter is open for business;

     (b) "Closing" means the completion of the issue and sale by the Company and the purchase by the Underwriter or Substituted Purchasers of the Units pursuant to this Agreement;

     (c) "Closing Date" means such date as the Company and the Underwriter may agree but in any event no later than November 14, 2000;

     (d) "Closing Time" means 9:00 a.m. (Geneva, Switzerland time) on the Closing Date or such other time on the Closing Date as the Company and the Underwriter may agree pursuant to the Underwriting Agreement;

     (e) "material" means material in relation to the Company and its subsidiary considered on a consolidated basis;

     (f) "material change" means any change in the business, operations, assets, liabilities, ownership or capital of the Company and its subsidiary considered on a consolidated basis that would reasonably by expected to have a significant effect on the market price or value of the Shares underlying the Units and includes a decision to implement such a change made by the board of directors of the Company or by senior management of the Company who believe that confirmation of the decision by the board of directors is probable;

     (g) "material fact" means any fact that significantly affects or would reasonably be expected to have a significant effect on the market price or value of the Shares underlying the Units;

     (h) "misrepresentation" means an untrue statement of a material fact or an omission to state a material fact that is required to be stated or is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made;

     (i) "Qualified Institutional Buyer" shall have the meaning attributed thereto in Rule 144A;

     (j) "Regulation S" means Regulation S under the Securities Act;

                                     2-2

     (k) "Rule 144A" means Rule 144A under the Securities Act;

     (l) "SEC" means the Securities and Exchange Commission of the United
         States;

     (m) "Securities Act" means the Securities Act of 1933, as amended, of the United States;

     (n) "Securities Laws" means the applicable securities laws of the United States and the respective regulations, forms and rules thereunder;

     (o) "Shares" means common shares in the capital of the Company;

     (p) "subsidiary" has the meaning ascribed to it under Rule 405 of the General Rules and Regulations of the Securities Act;

     (q) "Substituted Purchasers" means the persons who the Underwriter has arranged to purchase Units from the Company at the Closing, including the Purchaser and which may include associates or affiliates of the Underwriter (as such terms are defined under Rule 405 of the General Rules and Regulations of the Securities
         Act);

     (r) "Term Sheet" means the term sheet in the form of Schedule A hereto;

     (s) "United States" means the United States of America as that term is defined in Regulation S;

     (t) "Units" means the units of the Company being offered hereunder and comprised of one Share and one Warrant;

     (u) "U.S. Person" means a U.S. Person as that term is defined in Regulation S; and

     (v) "Warrants" means the share purchase warrants of the Company which entitle the holder thereof to purchase one Share for each Warrant held at a purchase price of $1.35 for a period of five years from their date of issuance.

4. Representations and Warranties of the Company. By accepting this offer the Company represents and warrants to the Purchaser as follows:

     (a) the Company's audited annual consolidated financial statements and annual report on Form 10-K for the year ended June 30, 2000, all material change reports and all quarterly reports issued by the Company subsequent to June 30, 2000 were, at their respective dates of issue or publication, true and correct in all material respects and were prepared in accordance with and complied with the laws, regulations and rules applicable thereto;

     (b) no press release issued by the Company subsequent to June 30, 2000 contains a misrepresentation;

     (c) there has been no material adverse change in relation to the Company and its subsidiary since June 30, 2000 and no adverse material fact exists in relation to the Shares underlying the Units and Warrants which has not been generally disclosed;

     (d) the authorized capital of the Company consists of 50,000,000 common shares with par value of $0.001 of which 16,945,224 common shares are issued and outstanding on the date hereof as fully paid and non-assessable shares;

                                    2-3

     (e) Euro Trade & Forfaiting Company Limited is the only subsidiary of the Company and is a wholly-owned subsidiary of the Company and is organized pursuant to the laws of England;

     (f) the shares of the subsidiary held directly or indirectly by the Company are all owned free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims and demands whatsoever, except as previously disclosed by the Company to the Underwriter;

     (g) each of the Company and its subsidiary has been duly incorporated and is validly subsisting and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as now conducted, to own, lease and operate its properties and assets and to carry out the provisions hereof;

     (h) each of the Company and its subsidiary is conducting its business in material compliance with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on that are material to the business of the Company and the subsidiary taken as a whole, and is duly licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its property or carries on business to enable its business to be carried on as now conducted and its property and assets to be owned, leased and operated and all such licences, registrations and qualifications are valid and subsisting and in good standing, except in respect of matters which do not and will not result in any material adverse change to the business, business prospects or condition (financial or otherwise) of the Company and the subsidiary, taken as a whole;

     (i) the outstanding Shares are quoted on the OTC Bulletin Board in the United States;

     (j) except as previously disclosed by the Company to the Underwriter, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the issue or allotment of any unissued Shares or any other security convertible into or exchangeable for any such Shares or to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding Shares;

     (k) none of the execution and delivery of this Agreement and the Underwriting Agreement, nor the fulfilment of the terms hereof and thereof, nor the issue and sale of the Shares or Warrants underlying the Units nor the issue, sale or distribution thereof by the Company as provided for in this Agreement or the Underwriting Agreement conflicts with or will conflict with or results or will result in a breach of any of the terms, conditions or provisions of the constating documents of the Company, resolutions of its shareholders and directors, or, any material licence or permit issued to the Company or any material agreement or instrument to which the Company is a party;

     (l) except as previously disclosed by the Company to the Underwriter, there are no actions, suits, proceedings or investigations, whether on behalf of or against the Company or the subsidiary pending, or, to the knowledge of the Company and its directors and officers, threatened, against or affecting the Company or the subsidiary, at law or in equity, before or by any federal, state, municipal or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may in any way materially adversely affect the Company or the subsidiary or the condition (financial or otherwise) of the Company and the subsidiary, taken as a whole, or which questions the validity of the issuance and sale of the Shares or Warrants underlying the Units, or any action taken or to be taken by the Company pursuant to or in conjunction with this Agreement;

     (m) the auditors of the Company who audited the annual consolidated financial statements of the Company for the year ended June 30, 2000 and delivered their report with respect thereto are independent public accountants;

     (n) each of the Company and its subsidiary has filed all federal, provincial, local and foreign tax returns that are required to be filed or has requested extensions for the filing thereof (except in any case in which the

                                   2-4
         failure so to file would not have a material adverse effect on the assets and properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and the subsidiary, taken as a whole) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith;

     (o) each of the Company and its subsidiary has established on its books and records reserves that are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Company or the subsidiary, except for taxes not yet due and there are no audits known by the Company's management to be pending of the tax returns of the Company or the subsidiary (whether federal, provincial, local or foreign) and there are no claims which have been or may be asserted relating to any such tax returns, which audits and claims, if determined adversely, would result in the assertion by any governmental agency of any deficiency that would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company or the subsidiary;

     (p) neither the Internal Revenue Service of the United States or any other foreign taxation authority has asserted or, to the best of the Company's knowledge, threatened to assert any assessment, claim or liability for taxes due or to become due in connection with any review or examination of the tax returns of the Company or the subsidiary (including, without limitation, any predecessor companies) filed for any year which would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company or the subsidiary; and

     (q) neither the Company nor the subsidiary nor to the best of the Company's knowledge any other party is in default in the observance or performance of any term or obligation to be performed by it under any material contract and no event has occurred which with notice or lapse of time or both would constitute such a default, in any case which default or event would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company or the subsidiary.

5. Covenants of the Company. The Company covenants and agrees with the Purchaser as follows:

     (a) the Company will enter into a Subscription Agreement with each Substituted Purchaser who purchases Units;

     (b) unless it would be unlawful to do so, the Company will accept each duly executed Subscription Agreement within 3 business days of the agreement being submitted to it by the Underwriter;

     (c) the Company will take all steps necessary to comply with all regulatory requirements and requirements of the Securities Laws applicable to the offering and sale of Shares and Warrants underlying the Units to the Underwriter and Substituted
         Purchasers on a "private placement basis";

     (d) on the Closing Date and upon receipt by the Company of payment in full for the Purchase Price the Company will have taken all necessary steps to duly and validly allot and issue the Shares and Warrants underlying the Units to the persons entitled thereto upon the terms described herein; and

     (g) the Company will ensure that each certificate representing the Shares and each certificate representing the Warrants to be delivered to the persons entitled thereto upon the terms described herein shall bear the following legend:

THE SECURITIES EVIDENCED HEREBY WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITIES EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE

                                    2-5

OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITIES EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SHARES EVIDENCED HEREBY AGREES FOR THE BENEFIT OF EURO TRADE & FORFAITING, INC. (THE "COMPANY") THAT (A) SUCH SECURITIES MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON (AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (OTHER THAN IN CANADA OR TO OR FOR THE BENEFIT OF A RESIDENT OF CANADA PRIOR TO 90 DAYS FOLLOWING THE ORIGINAL ISSUE OF THE SECURITIES, EXCEPT PURSUANT TO A PROSPECTUS QUALIFYING THE SECURITIES FOR SALE UNDER THE SECURITIES LAWS OF ANY PROVINCE OR TERRITORY OF CANADA OR AN EXEMPTION FROM THE PROSPECTUS REQUIREMENTS UNDER SUCH SECURITIES LAWS), (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER FURNISHES TO THE COMPANY A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE SECURITIES (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE COMPANY), OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON THE OPINION OF COUNSEL TO THE COMPANY, IF SO REQUESTED),
(2) TO THE COMPANY, OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND
(B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITIES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.


6. Closing of Purchase. The Purchaser acknowledges and agrees that the Closing shall be completed at the place and in the manner set forth in the Underwriting Agreement at the Closing Time. The Purchaser hereby appoints the Underwriter to act as its agent to represent it with respect to all matters relating to this Subscription Agreement, including representing the Purchaser at the Closing for the purpose of all closing matters and deliveries of documents and payment of funds, and the Purchaser hereby authorizes the Underwriter to extend such time periods and modify or waive such conditions as may be contemplated herein or in the Underwriting Agreement as the Underwriter, in its absolute discretion, may deem appropriate and to correct or rectify any ambiguities, errors or omissions herein that the Underwriter in its absolute discretion may deem appropriate and consents to the Underwriter making such amendments to the Subscription Agreement and Underwriting Agreement as the Underwriter in its judgment may deem appropriate, provided such amendments do not detrimentally affect the rights of the holders of Shares or Warrants underlying the Units. The Purchaser will take up, purchase and pay for the Purchaser's Units at the Closing upon acceptance of this offer by the Company and the satisfaction by the Company, or waiver on behalf of the Purchaser by the Underwriter, of the conditions referred to in section 7 below.

7. Conditions of Closing. The obligations of the Purchaser to complete the purchase of the Purchaser's Units as contemplated hereby shall be conditional upon the fulfilment at or before the Closing Time of each of the conditions of the Closing set forth in the Underwriting Agreement, except those conditions that are waived by the Underwriter.

8. Payment and Delivery. The Purchaser acknowledges and agrees that this offer and any other documents delivered in connection herewith will be held by the Underwriter until such time as the conditions referred to in section 7 hereof are satisfied by the Company or waived by the Underwriter. Upon such satisfaction or waiver, at the Closing,

                                   2-6
the Underwriter will, on behalf of the Purchaser, deliver this offer and any other documents required to be delivered in connection herewith to the Company and will pay to the Company an amount equal to the total Purchase Price for the Purchaser's Units and, subject to section 9 below, the Company will thereupon issue and sell the Purchaser's Units to the Purchaser and cause to be issued and delivered to, upon the direction of the Underwriter for delivery to the Purchaser in accordance with its "Delivery Instructions" on page 1 above, definitive certificates representing the Purchaser's Shares and Warrants underlying the Units registered in the name of the Purchaser (or in such other name or names as are set forth under "Alternate Registration Instructions" on page 1 above). The Purchaser acknowledges that the payment by the Underwriter, on behalf of the Purchaser, of the Purchase Price to the Company will constitute a loan made by the Underwriter to the Purchaser and the Purchaser agrees to repay such loan to the Underwriter by delivering to the Underwriter (or to such other person as the Underwriter may direct by notice to the Purchaser), on the Closing Date, a certified cheque, bank draft or wire transfer made payable on the Closing Date to or to the order of "MFC Merchant Bank S.A." in an amount equal to the aggregate Purchase Price or by making such other arrangements for the payment of such amount as may be acceptable to the Underwriter against delivery to the Underwriter of global certificates representing an aggregate of 8,500,000 Shares and 8,500,000 Warrants. The Underwriter will, within three business days from receiving written direction from the Purchaser, instruct the Company to have definitive certificates representing the Purchaser's Shares and Warrants delivered to the Purchaser in accordance with any delivery instructions received by the Underwriter. In the event that this offer is not accepted by the Company or the conditions referred to in section 7 above are not satisfied by the Company, or waived by the Underwriter, within the time therein provided, this offer and any other documents delivered in connection herewith will be returned to the Purchaser at the address under "Name and Address of Purchaser" set forth on page 1 above.

9. Acceptance or Rejection. The Company will have the right to accept this offer at any time at or prior to the Closing Time, but will only be entitled to reject this offer if, at the Closing Time, each of the conditions referred to in section 7 above shall have been satisfied by the Company or waived by the Underwriter and it would be unlawful for the Company to accept this offer. Notwithstanding the foregoing, the Purchaser acknowledges and agrees that the acceptance of this offer will be conditional upon the sale of the Purchaser's Units to the Purchaser being exempt from any prospectus or offering memorandum requirements of all applicable Securities Laws. The Company will be deemed to have accepted this offer upon the delivery at the Closing of the certificates representing the Purchaser's Shares and Warrants underlying the Units referred to in section 8 above to or upon the direction of the Underwriter in accordance with the provisions hereof.

10. Information and Documents. The Purchaser will, as soon as practicable, deliver or arrange to have delivered to the Underwriter, at the address set forth on page 1 hereof (or to such other person or at such other address as the Underwriter may direct by notice to the Purchaser) a duly executed Subscription Agreement and will, promptly upon request by the Company or the Underwriter, provide the Company or the Underwriter with such information and execute and deliver to the Company or the Underwriter such additional undertakings, questionnaires and other documents as the Company or the Underwriter may request in connection with the sale of the Units. The Purchaser acknowledges and agrees that such forms, undertakings, questionnaires and other documents, when executed and delivered by the Purchaser, will form part of and will be incorporated into this Subscription Agreement with the same effect as if each constituted a representation and warranty or covenant of the Purchaser hereunder in favour of the Company and the Underwriter. The Purchaser consents to the filing of such forms, undertakings, questionnaires and other documents as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby.

11.   Purchaser's Representations and Warranties.   The Purchaser
represents and warrants to the Company and the Underwriter, as representations and warranties that are true as of the date of this offer and will be true as of the date of this Subscription Agreement and as of the Closing Date, and the Purchaser acknowledges that such representations and warranties will be relied on by the Company and the Underwriter in deciding whether to accept this subscription for Units, that:

     (a) No Registration in U.S.  The Purchaser acknowledges and agrees
         -----------------------
         that:

     (i) the Units, the Warrants and the Shares underlying the Units and Warrants have not been and will not be registered under the Securities Act or the securities laws of any state;

                                   2-7

     (ii) the sale contemplated hereby is being made in reliance on either Rule 144A to Qualified Institutional Buyers or under Regulation S to non U.S. Persons outside the United States in reliance upon Regulation S (a "Regulation S Investor"); and

     (iii) the Shares underlying the Units, the Warrants and the Shares underlying the Warrants are deemed to be "restricted securities" within the meaning of Rule 144 under the Securities Act;

     (b) Qualified Institutional Buyer.   The Purchaser is a Qualified
         ------------------------------
         Institutional Buyer or a Regulation S Investor and it is acquiring the Shares and Warrants underlying the Units for its own account or for the account of a Qualified Institutional Buyer with respect to which it exercises sole investment discretion, and not with a view to any resale, distribution or other disposition of the Shares and Warrants underlying the Units in violation of the Securities Laws;

     (c) Adequate Information.  The Purchaser has had access to all
         ---------------------
         information, if any, concerning the Company as it has considered necessary in connection with its investment decision to acquire the Units;

     (d) No Solicitation or Advertising.  The Purchaser acknowledges that
         -------------------------------
         it has not purchased the Units as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

     (e) Resales.  The Purchaser understands that if it decides to offer,
         --------
         sell or otherwise transfer such Shares or Warrants underlying the Units such securities may be offered, sold or otherwise transferred only (x)(I) to a person whom the seller reasonably believes is a Qualified Institutional Buyer purchasing for its own account or is purchasing for the account of a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A, (II) in an offshore transaction (as defined in Rule 902 under the Securities Act) meeting the requirements of Rule 904 under the Securities Act, (III) in a transaction meeting the requirements of Rule 144 under the Securities Act, (IV) to an institutional "Accredited Investor" as defined in Rule 501(a)(1),
         (2), (3) or (7) of Regulation D under the Securities Act that, prior to such transfer, furnishes the Company an opinion of counsel or other documentation containing certain representations and agreements relating to the registration or transfer of the Shares or Warrants underlying the Units that such transfer is in compliance with the Securities Act, or (V) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (y) to the Company, (z) pursuant to an effective registration statement under the Securities Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, and (C) that the holder will, and each subsequent holder is required to, notify any purchaser of the security evidenced thereby of the resale restrictions set forth in (B) above;

     (f) Legend on Certificates.  The Purchaser understands that all
         -----------------------
         certificates representing the Shares or Warrants sold in the United States as part of this offering, as well as all certificates issued in exchange for or in substitution of the foregoing securities, will bear the legend referred to in subsection 5(f) hereof;

     (g) Authorization and Effectiveness.  If the Purchaser is a
         --------------------------------
         corporation, the Purchaser is a valid and subsisting corporation, has the necessary corporate capacity and authority to execute and deliver this offer and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof, or, if the Purchaser is a partnership, syndicate or other form of unincorporated organization, the Purchaser has the necessary legal capacity and authority to execute and deliver this offer and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof, and, in either case, upon acceptance by the

                                     2-8

         Company, this offer constitutes a legal, valid and binding contract of the Purchaser enforceable against the Purchaser in accordance with its terms;

     (h) Non-U.S. Purchaser.  If the Purchaser is resident outside of the
         -------------------
         United States, the sale of the Units to the Purchaser as contemplated in this Agreement (including, without limitation, as to the aggregate purchase amount payable) complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Purchaser;

     (i) Absence of Offering Memorandum.  The offering and sale of the
         -------------------------------
         Purchaser's Units to the Purchaser were not made through an advertisement of the Units in printed media of general and regular paid circulation, radio or television or any other form of advertisement and the Purchaser has not requested, nor does it have need to receive, an offering memorandum or other document prepared by the Company describing its business affairs, in order to assist it in making an investment decision in respect of Units and, except for this Subscription Agreement, the only documents, if any, delivered or otherwise furnished to the Purchaser in connection with such offering and sale were the Term Sheet, copies of news releases issued by the Company and generally available research reports, memoranda and other materials concerning the Company, which documents the Purchaser acknowledges do not, individually or collectively, constitute an offering memorandum or similar document and have not been independently verified by the Underwriter;

     (j) No Undisclosed Information.  The Purchaser's Units are not being
         ---------------------------
         purchased by the Purchaser as a result of any material information concerning the Company that has not been publicly disclosed and the Purchaser's decision to tender this offer and acquire the Purchaser's Units has not been made as a result of any verbal or written representation as to fact or otherwise made by or on behalf of the Company, the Underwriter or any other person and is based entirely upon currently available public information concerning the Company; and

     (k) Investment Suitability.  The Purchaser has such knowledge and
         -----------------------
         experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder in the Purchaser's Units and is able to bear the economic risk of loss of such investment.

12. No Investigation by Underwriter. The Purchaser acknowledges and agrees that the Underwriter assumes no responsibility or liability of any nature whatsoever for the accuracy or adequacy of any publicly available information concerning the Company or as to whether all information concerning the Company required to be disclosed by it has been generally disclosed. The Purchaser further acknowledges and agrees that the Underwriter has not engaged in or conducted any independent investigation with respect to the Company or any such information.

13. No Revocation. The Purchaser agrees that this offer is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Purchaser.

14. Indemnity. The Purchaser agrees to indemnify and hold harmless the Company and the Underwriter and their respective directors, officers, employees, agents, advisers and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, law suit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Purchaser contained herein or in any document furnished by the Purchaser to the Company or the Underwriter in connection herewith being untrue in any material respect or any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser herein or in any document furnished by the Purchaser to the Company or the Underwriter in connection herewith.

15. Modification. Subject to section 6 above, neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

                                    2-9

16. Assignment. This Subscription Agreement and any interest herein or any of the rights arising hereunder may be assigned only together with a transfer of the Shares or Warrants underlying the Units purchased hereunder and in accordance with applicable Securities Laws, and any applicable securities laws outside the United States in the jurisdiction in which the Purchaser resides, and provided that the assignment is made and the assignee resides either outside the United States or in one of the states of the United States and agrees to be bound by the terms and conditions of this Subscription Agreement by completing and executing an assignment agreement in a form acceptable to the Company and by delivering it to the Company.

17. Miscellaneous. The agreement resulting from the acceptance of this offer by the Company contains the whole agreement between the Company, the Underwriter and the Purchaser in respect of the subject matters hereof and there are no warranties, representations, terms, conditions or collateral agreements, express, implied or statutory, other than as expressly set forth herein and in any amendments hereto. All representations, warranties, agreements and covenants made or deemed to be made by the Purchaser herein will survive the execution and delivery, and acceptance, of this offer and the Closing. Time shall be of the essence of this Subscription Agreement. This Subscription Agreement and the rights and obligations of the parties hereunder will be governed by and construed according to the laws of Switzerland. Each party irrevocably attorns to the jurisdiction of the courts of Switzerland and all courts having appellate jurisdictions thereover, and any proceedings commenced or maintained in respect of or arising as a consequence of the Underwriting Agreement will be commenced or maintained only in such of those courts as is appropriate. This Subscription Agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile form, shall be deemed to be an original and all of which together shall constitute one and the same document.

18. Facsimile Signatures. The execution, delivery and acceptance of this Subscription Agreement in either original or facsimile form shall be deemed to be an original.

19. Language. The Purchaser acknowledges its consent and requests that all documents evidencing or relating in any way to its purchase of Shares be drawn up in the English language only.


      IN WITNESS WHEREOF the undersigned has executed this Subscription Agreement on this 14th day of November, 2000.

                                   ---------------------------------------
                                   Name of Purchaser

                                   Per:
                                       -----------------------------------
                                       Title

                                   Per:
                                       -----------------------------------
                                       Title


                            A C C E P T A N C E

     The foregoing is acknowledged, accepted and agreed to this 14th day of November, 2000.

                                  EURO TRADE & FORFAITING, INC.

                                  Per:
                                      -------------------------
                                      Title

                                      2-10

                                  Schedule A

                                  TERM SHEET

              Summary of the Principal Terms of the Offering of
                Common Shares of Euro Trade & Forfaiting, Inc.
              --------------------------------------------------


Issuer:                     Euro Trade & Forfaiting, Inc. (the "Company").

Issue: Units (the "Units") issued pursuant to private placement exemptions with each Unit comprised of one common share in the capital of the Company (a "Share") and one warrant (a "Warrant") entitling the holder thereof to acquire one further share for a purchase price of $1.35 which Warrant shall be exercisable for a period of five years from the date of issuance.

Size:                       8,500,000 Units.

Amount:                     $11,475,000.

Price:                      $1.35 per Unit.

Commission:                 $0.108 per Unit (8% of the gross proceeds of
                            the Issue) payable upon closing of the Issue and $0.108 per Warrant exercised payable upon exercise of the Warrant.

Net Proceeds
of the Issue:               $1.242 per Unit.

Sales:                      United States and Europe.

Closing Date:               Such date or time as may be mutually agreed
                            but in any event no later than November 14, 2000.

Use of Proceeds:            The net proceeds of the Issue will be used to
                            fund working capital.

Transaction
Structure:                  Private placement of Units under applicable
                            exemptions from prospectus and registration requirements.

Due Diligence:              The Underwriter will be given reasonable
                            access to the Company's corporate, financial and other records for the purposes of conducting additional due diligence in respect of the Issue. The Underwriter's obligation to complete the purchase of the Units on the Closing Date is conditional on the Underwriter being satisfied, acting reasonably, with the results of its due diligence.

Underwriter:                MFC Merchant Bank S.A.

Substituted Purchasers:     Although the offer is made by the Underwriter
                            as purchaser, the Underwriter will endeavour prior to the Closing Date to arrange for qualified purchasers for the Units on a "private placement" basis which qualified purchasers may include associates and affiliates of the Underwriter.

                                  2-1

Other Provisions:           The Underwriter's agreement to purchase the
                            Shares is subject to the Underwriter and the Company entering into a definitive underwriting agreement relating to the Shares in a form satisfactory to the Underwriter, such agreement to include terms and conditions as are customary in the circumstances including, without limitation, a material change clause, disaster out clause and an appropriate indemnity provision. The underwriting agreement will also contain standard representations and warranties by the Company and other terms and conditions as are customary and appropriate in the circumstances.